Contact:
Joe Patterson
Vice President, Director of Corporate Communications
717-735-5651 (office), 717-940-2759 (mobile) or jpatterson@sterlingfi.com

FOR IMMEDIATE RELEASE

Bay First Bank to Serve Cecil and Harford Counties in Maryland

NORTH EAST, MD (October 27, 2006) – North East based First National Bank of North East and Bel Air, Md., based Bay Net A Community Bank have come together to serve Cecil, Harford and neighboring counties in Maryland under the new name Bay First Bank. This follows the closing today of the acquisition of Bel Air based Bay Net Financial, Inc., by Sterling Financial Corporation (NASDAQ: SLFI) of Lancaster, Pa.

“With Bay First Bank, we have an organization that is committed to serving existing and emerging markets with the same personal attention to detail that has gained both banks a solid presence in northern Maryland,” said Michael P. Gavin, the president and chief executive officer of Bay First Bank. “The union of these two well-established institutions allows us to focus even more on delivering a broad base of financial services to individuals and businesses. We are proud of the success of both Bay Net and First National Bank of North East and look forward to operating under the Bay First Bank name.”

Sterling announced its plans to purchase Bay Net Financial on March 31, 2006. The closing today followed board and regulatory approvals.

Gavin said existing First National Bank of North East and Bay Net signs are being changed to Bay First Bank at the bank’s six branches: two in Elkton, two in North East, one in Bel Air and one in Perryville.
North East will be the headquarters for Bay First Bank, and a local board will be made up of directors from First National Bank of North East and Bay Net A Community Bank.

Gavin said the name Bay First Bank was chosen after gathering input from customers, prospective customers and employees. “It reflects the heritage of both banks as well as the Chesapeake Bay — the most prominent geographic feature in this region,” Gavin added.

With assets of approximately $3.1 billion and investment assets under administration of $2.8 billion, Sterling Financial Corporation (NASDAQ: SLFI) is a diversified financial services company based in Lancaster, Pa. Sterling Banking Services Group affiliates offer a full range of banking services in south-central Pennsylvania, northern Maryland and northern Delaware; the group also offers correspondent banking services in the mid-Atlantic region to other companies within the financial services industry. Sterling Financial Services Group affiliates provide specialty commercial financing; fleet and equipment leasing; investment, trust and brokerage services; insurance services; and human resources consulting services. Visit www.sterlingfi.com for more information.

Banking Services Group — Banks: Pennsylvania: Bank of Lancaster County, N.A.; Bank of Lebanon County; PennSterling Bank; and Pennsylvania State Bank. Pennsylvania and Maryland: Bank of Hanover and Trust Company. Maryland: Bay First bank (formerly Bay First A Community Bank and First National Bank of North East). Delaware: Delaware Sterling Bank & Trust Company. Correspondent banking services: Correspondent Services Group (provider of Sterling services to other financial institutions).

Financial Services Group — Specialty commercial financing: Equipment Finance LLC (commercial financing company for the forestry, land clearing and construction industries). Fleet and equipment leasing: Town & Country Leasing, LLC (nationwide fleet and equipment leasing company). Trust, investment and brokerage services: Sterling Financial Trust Company (trust and investment services), Church Capital Management, LLC (registered investment advisor) and Bainbridge Securities Inc. (securities broker/dealer). Insurance services: Lancaster Insurance Group, LLC (independent insurance agency for personal, property and business insurance); StoudtAdvisors (employee benefits consulting and brokerage firm); and Sterling Financial Settlement Services, LLC (title insurance agency). Human resources consulting: Professional Services Group (human resources consulting services provider for small to medium size businesses).

This news release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include costs and efforts required to integrate aspects of the operations of the companies being more difficult than expected, anticipated merger-related synergies not being achieved timely or not being achieved at all, the possibility that increased demand or prices for Sterling’s financial services and products may not occur, changing economic and competitive conditions, volatility in interest rates, technological developments, costs associated with complying with laws, rules and regulations, and other risks and uncertainties, including those detailed in Sterling’s filings with the Securities and Exchange Commission.

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